SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) JULY 1, 1998

                            INDUSTRIAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

         TEXAS
    (State of other                                          76-0289495
    jurisdiction of               1-9580                     (IRS Employer
    incorporation)         (Commission File Number)        Identification No.)


                7135 ARDMORE HOUSTON, TEXAS                 77054
         (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code   (713) 747-1025
________________________________________________________________________________
(Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS

         (a)  Financial Statements of Acquired Companies

              Report of Independent Auditor's Report....................   3
              Consolidated Balance Sheet at December 31, 1997...........   4
              Consolidated  Statement of Operations for the Year
                   Ended December 31, 1998 ..............................  5
              Consolidated  Statement of Stockholder's Euity for the Year
                   Ended December 31, 1997 ..............................  6
              Consolidated  Statement of Cash Flows for the Year Ended
                   December 31, 1997 ....................................  7
              Notes to Consolidated  Financial Statements................  8
              Balance Sheet at June 30, 1998 (Unaudited)..................15
              Statements of Income for the Six Months Ended
                   June 30,  1998  and 1997 (Unaudited)...................16
              Statements of Cash Flows for the Six Months
                   Ended June 30, 1998 and 1997 (Unaudited)...............17
              Notes to Unaudited Financial Statements.....................18

         (b)  Pro Forma Financial Information

              Pro Forma Condensed Consolidated Financial Statements
                   (Unaudited)............................................19
              Pro Forma Condensed Consolidated Balance Sheet at
                   June 30, 1998 (Unaudited)............................  21
              Notes to Pro Forma Condensed Consolidated Balance
                   Sheet at June 30, 1998 ..............................  23
              Pro Forma Condensed Consolidated Statement of Operations
                   for the Six Months Ended June 30, 1998 (Unaudited)...  24
              Pro Forma Condensed Consolidated Statement of Operations
                   for the Year Ended December 31, 1997 (Unaudited).....  25
              Notes to Pro Forma Condensed Consolidated Statement of
                    Operations..........................................  26

                         Independent Auditor's Report

To the Stockholders and Directors of
UNITED WELLHEAD SERVICES, INC.
Corpus Christi, Texas

We have audited the accompanying consolidated balance sheet of UNITED WELLHEAD SERVICES, INC. and subsidiary as of December 31, 1997 and the related consolidated statements of results of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above presents fairly, in all material respects, the financial position of UNITED WELLHEAD SERVICES, INC. and subsidiary at December 31, 1997 and the results of their operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

The Woodlands, Texas
February 12, 1998

                         UNITED WELLHEAD SERVICES, INC.
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1997


                     ASSETS
Current Assets
      Cash ............................................   $   711,528
      Accounts receivable - trade, net of
       allowance of $25,000 ...........................     2,118,431
      Inventory .......................................     1,200,047
      Prepaid expenses ................................       147,904
      Deferred income taxes ...........................        16,613
                                                          -----------

         Total current assets .........................     4,194,523
                                                          -----------
Property, Plant and Equipment, at cost ................     1,624,863
      Less accumulated depreciation and
       amortization ...................................     1,082,935
                                                          -----------
                                                              541,928
                                                          -----------
Other Assets
      Investments .....................................        45,177
      Intangible assets, net ..........................        28,470
      Deferred income tax .............................        86,500
                                                          -----------
                                                              160,147
                                                          -----------
                                                          $ 4,896,598
                                                          ===========
             LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
      Notes payable ...................................   $   270,934
      Current portion of long-term debt ...............       314,224
      Accounts payable, trade .........................       728,928
      Accrued liabilities .............................       614,704
      Income tax payable ..............................       388,309
                                                          -----------

         Total Current Liabilities ....................     2,317,099
                                                          -----------
Long Term Debt ........................................       908,521

Commitments and Contingencies

Stockholders' Equity:
      Common stock ....................................       479,210
      Retained earnings ...............................     1,191,968
      Treasury stock, at cost .........................          (200)
                                                          -----------
                                                            1,670,978
                                                          $ 4,896,598
                                                          ===========

                         UNITED WELLHEAD SERVICES, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997

Revenues ...........................................    $ 11,237,173
Cost of goods sold .................................       6,437,576
                                                        ------------
Gross Profit .......................................       4,799,597
                                                        ------------
Selling, general and administrative expenses .......       2,963,918
Depreciation and amortization expenses .............         149,276
                                                        ------------
                                                           3,113,194
                                                        ------------
Income from operations .............................       1,686,403
                                                        ------------
Other income (expense), net ........................          19,046
Interest expense ...................................         (65,367)
                                                        ------------
                                                             (46,321)
                                                        ------------
Income before income tax provision .................       1,640,082
Income tax provision ...............................        (570,000)
                                                        ------------
Net income before preferred stock dividends ........       1,070,082
Preferred stock dividends ..........................          32,000
                                                        ------------
Net Income .........................................    $  1,038,082
                                                        ============

                         UNITED WELLHEAD SERVICES, INC.
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                          YEAR ENDED DECEMBER 31, 1997

                                      PREFERRED            COMMON            RETAINED          TREASURY
                                        STOCK              STOCK             EARNINGS           STOCK               TOTAL
                                     -----------        -----------        -----------        -----------        -----------
Balance, December 31, 1996 .......   $   960,000        $   479,210        $   124,285        $      (200)       $ 1,563,295

Issuance of long-term debt
  to redeem preferred stock ......      (960,000)                                                                   (960,000)

Preferred stock dividends
   rescinded .....................                                              29,601                                29,601
Net income .......................                                           1,038,082                             1,038,082
                                     -----------        -----------        -----------        -----------        -----------
Balance, December 31, 1997 .......   $                   $  479,210        $ 1,191,968        $      (200)       $ 1,670,978
                                     ===========        ===========        ===========        ===========        ===========

                         UNITED WELLHEAD SERVICES, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income ........................................   $ 1,038,082
       Preferred stock dividends ......................        32,000
                                                          -----------
    Net income before preferred stock dividends .......     1,070,082
                                                          -----------
    Adjustments to obtain net cash provided by
       (used in) operating activities:
       Depreciation and amortization ..................       149,611
       Change in deferred income tax ..................        42,832
       (Gain) loss on disposition of assets ...........        (1,222)
       Change in accounts receivable ..................       (29,122)
       Change in inventory ............................      (461,355)
       Change in prepaid expenses .....................        98,709
       Change in accounts payable .....................      (248,331)
       Change in accrued liabilities ..................        82,326
       Change in income tax payable ...................       213,309
                                                          -----------
              Total adjustments .......................      (153,243)
                                                          -----------
              Net cash provided by operating
                 activities: ..........................       916,839
                                                          -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures ..............................       (66,057)
    Proceeds from sale of assets ......................         6,000
    Purchase of investments ...........................        (1,008)
                                                          -----------
              Net cash used in investing activities ...       (61,065)
                                                          -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from notes payable .......................       237,754
    Principal payments under notes payable ............      (307,259)
    Proceeds from long-term debt ......................        95,830
    Principal payments under long-term debt ...........      (508,061)
    Preferred stock dividends paid ....................       (32,000)
                                                          -----------
              Net cash used in financing activities ...      (513,736)

NET INCREASE IN CASH ..................................       342,038

CASH AT BEGINNING OF YEAR .............................       369,490
                                                          -----------

CASH AT END OF YEAR ...................................   $   711,528
                                                          ===========

                         UNITED WELLHEAD SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A      BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            PRINCIPLES OF CONSOLIDATION AND LINES OF BUSINESS - The consolidated financial statements include the accounts of United Wellhead Services, Inc. (Wellhead) and its wholly owned subsidiary, Wellhead Recycling, Inc. (WRI). Wellhead is engaged principally in the business of sales and service of new and used wellhead equipment. All significant intercompany accounts have been eliminated.

            PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment are stated at cost. Depreciation of plant and equipment is provided over the estimated useful lives of the respective assets using the straight-line method, generally from five to ten years.

            Expenditures for additions, major renewals and betterments are capitalized and expenditures for maintenance and repairs are charged to earnings as incurred.

            When machinery and equipment are retired or otherwise disposed of, the cost thereof and the applicable accumulated depreciation are removed from the respective accounts and the resulting gain or loss is reflected in earnings.

            INVENTORY - Inventory consisting of finished goods is valued at the lower of cost or market, by the specific identification method.

            USES OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

            FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amounts of cash, cash equivalents, accounts receivable, inventory, accounts payable and accrued liabilities approximate fair value because of the short maturity of these items. The carrying amounts of long-term debt approximate fair value because the interest rates on these instruments change with market interest rates.

            INCOME TAXES - Wellhead utilizes SFAS No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and tax basis of assets and liabilities is determined annually. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce the deferred tax asset to the amount that will more likely than not be realized. Income tax expense is the current tax payable or refundable for the period plus or minus the net change in the deferred tax assets and liabilities.

                         UNITED WELLHEAD SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            Income tax expense includes federal and state taxes currently payable and the change in deferred taxes arising from temporary differences between income for financial reporting and income tax purposes.

            REVENUE RECOGNITION - Revenues from the sale of equipment and services are recognized upon shipping the equipment or providing the service to the customer.

            INTANGIBLE ASSETS - Intangible assets consist of a covenant not to compete and organizational costs which have been capitalized at cost and are being amortized using the straight-line method over 5 years.

            CHANGES IN ACCOUNTING STANDARDS - Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed of" is applicable to Wellhead beginning in fiscal 1996. This statement requires that long-lived assets and certain intangibles to be held and used by Wellhead be reviewed for impairment. This pronouncement did not have a material impact on the financial statements of Wellhead.

            STATEMENT OF CASH FLOWS - For purposes of the Statement of Cash Flows, Wellhead considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. As of December 31, 1997, balances of cash and cash equivalents at three financial banking institutions exceeded the federally insured limit of $100,000 by $103,678, $36,797 and $14,463.

            Supplemental disclosures of cash flows information: Interest paid amounted to $65,367 for the year ended December 31, 1997. Federal income taxes paid amounted to $313,860 for the year ended December 31, 1997.

            Noncash investing and financing activities consisted of the following:

            Long-term debt obligations in the amount of $183,455 were incurred for the acquisition of transportation equipment for the year ended December 31, 1997. Notes payable in the amount of $199,880 were incurred to finance insurance premiums for the year ended December 31, 1997. Preferred stock was redeemed by issuance of a promissory note (See Note G).

            MAJOR CUSTOMERS - Wellhead had sales to five customers that represented 20% of total revenue for the year ended December 31, 1997.

                         UNITED WELLHEAD SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B      PROPERTY, PLANT AND EQUIPMENT

            The major asset categories, together with the related costs and accumulated depreciation and amortization, are as follows:

Land ......................................................           $   16,298
Machinery and equipment ...................................              867,850
Furniture and fixtures ....................................              138,924
Transportation equipment ..................................              452,595
Leasehold improvements ....................................              149,196
                                                                      ----------
                                                                       1,624,863
Less accumulated depreciation and
 amortization .............................................            1,082,935
                                                                      ----------
                                                                      $  541,928
                                                                      ==========

            At December 31, 1997 plant and equipment which cost $622,355 has been fully depreciated but continues to be used in current operations.

NOTE C      NOTES PAYABLE

      Note payable to finance company for
       insurance premiums - payable $16,657
       monthly including interest at 6.42%,
       secured by insurance premiums .........................          $ 33,180

      Notes payable to stockholders -
       payable on December 31, 1998
       including interest at 9.00%; unsecured ................           237,754
                                                                        --------
                                                                        $270,934
                                                                        ========

      Subsequent to December 31, 1997, a note payable in the amount of $36,315 to a stockholder of Wellhead was paid in full.

                         UNITED WELLHEAD SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE D      LONG-TERM DEBT

Note payable, bank - payable $12,500
 quarterly beginning on April 1, 1996,
 with interest at prime plus 2.00%,
 maturing January 16, 1998; secured
 by accounts receivable and inventory ........................        $   12,500

Note payable to individual - payable $19,465
 monthly beginning February 1, 1998 with
 interest at 8%, maturing January 1,
 2003, unsecured .............................................           960,000

Note payable to stockholder - payable $5,625
 monthly with interest at prime plus 1.25%,
 maturing June 1, 1998; secured by the
 personal guarantee of another stockholder ...................            33,750

Notes payable to finance companies - payable
 $9,828  monthly with interest from 8.25% - 8.75%,
 maturing  at various times in 1999 and 2000;
 secured by transportation equipment .........................           216,495
                                                                      ----------
                                                                       1,222,745
Current portion ..............................................           314,224
                                                                      ----------
Long-term portion ............................................        $  908,521
                                                                      ==========

The aggregate principal payments on long-term debt during the years subsequent to December 31, 1997 are: 1998 - $314,224; 1999 - $251,784; 2000 - $207,052;
2001 - $205,251 and 2002 - $244,434.

                         UNITED WELLHEAD SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE E   LEASES

         Wellhead leases transportation equipment and office and warehouse space under operating leases that expire at various times through July, 1999. Total rent expense for all operating leases for the year ended
         December 31, 1997 amounted to $123,389.

         Future minimum payments, by year and in aggregate, related to the operating leases at December 31, 1997 are as follows:


          1998 ......................................        $143,713
          1999 ......................................          67,077
          2000 ......................................          29,555
                                                             --------
                                                             $240,345

         The operating leases include office and warehouse space leased from a stockholder (See Note H).

NOTE F   PROVISION FOR INCOME TAXES

         The components of income tax provisions are as follows:


       Current .....................................                  $527,169
       Deferred ....................................                    42,831
                                                                      --------
                                                                      $570,000
                                                                      ========

The significant components of the net deferred tax asset (liabiilty) are as follows:


Depreciation of plant and equipment .......................           $ (72,283)
Allowance for doubtful accounts ...........................              (8,500)
Net operating losses ......................................             184,896
                                                                      ---------
Net deferred tax asset (liability) ........................           $ 103,113
                                                                      =========

The provisions (benefits) for income taxes differs from an amount computed at the statutory rates as follows:


Federal income tax statutory rates ........................           $ 428,194
State income ..............................................             119,312
Nondeductible expenses ....................................              48,021
Net operating loss deduction ..............................             (25,527)
                                                                      ---------
                                                                      $ 570,000
                                                                      =========

                        UNITED WELLHEAD SERVICES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE F   PROVISION FOR INCOME TAXES (CONTINUED)

         Under the asset and liability method, deferred tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities and are measured using enacted tax rates.

         Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities. As of December 31, 1997 Wellhead has net operating loss carryforwards of approximately $544,000 for federal income tax purposes available to offset future financial income, expiring, if not used, periodically through the year 2009.

NOTE G   STOCKHOLDERS' EQUITY

         Stockholders' equity consists of the following:

         In August, 1997, the preferred stock was redeemed by issuance of a promissory note in the amount of $960,000, with interest only at 8% monthly from September 30, 1997 through January 1, 1998. Beginning February 1, 1998, principal and interest are payable in monthly installments in the amount of $19,465.

         Common stock - The common stock is no par stock, 1,000,000 shares are authorized, 526,133 are issued and outstanding.

NOTE H   RELATED PARTY TRANSACTIONS

         Related party transactions and related balances with Wellhead's stockholders and companies owned by stockholders are as follows:

Accounts payable .........................................              $  4,000
Notes payable ............................................              $237,754
Long-term debt ...........................................              $ 33,750
Rent expense .............................................              $ 54,269
Interest expense .........................................              $  7,452
Management fee expense ...................................              $ 57,000

                         UNITED WELLHEAD SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE I   CONCENTRATION OF CREDIT RISK

         Wellhead sells and services new and used wellhead equipment for the oil and gas industry in Texas and Louisiana. Wellhead grants credit to customers, substantially all of whom are commercial establishments located in the vicinity of Wellhead's operating locations.

NOTE J   PROFIT SHARING AND 401(K) PLAN

         Wellhead maintains a qualified cash or deferred compensation plan under section 401(k) of the Internal Revenue Code. Under the plan, employees may elect to defer up to 15% of their salary, subject to the Internal Revenue Service limits. Wellhead may make a discretionary match as well as a discretionary contribution. Wellhead's contributions totaled $47,453 for the year ended December 31, 1997.

                         UNITED WELLHEAD SERVICES, INC.
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)


                   ASSETS                              JUNE 30,     DECEMBER 31,
                                                         1998          1997
                                                     -----------   -------------
Current Assets
      Cash .......................................   $   263,934    $   711,528
      Accounts receivable ........................     2,304,929      2,118,431
      Inventory ..................................     1,415,085      1,200,047
      Prepaid expenses ...........................       133,030        147,904
      Deferred income taxes ......................        16,613         16,613
                                                     -----------    -----------
         Total current assets ....................     4,133,591      4,194,523
                                                     -----------    -----------

                                                     -----------    -----------
Property, Plant and Equipment, net ...............       491,150        541,928
                                                     -----------    -----------
Other Assets
      Investments ................................        45,178         45,177
      Intangible assets, net .....................        17,985         28,470
      Deferred income tax ........................        86,500         86,500
                                                     -----------    -----------
                                                         149,663        160,147
                                                     -----------    -----------
                                                     $ 4,774,404    $ 4,896,598
                                                     ===========    ===========
             LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
      Notes payable ..............................   $   161,003    $   270,934
      Current portion of long-term debt ..........       223,886        314,224
      Accounts payable, trade ....................       542,047        728,928
      Accrued liabilities ........................       832,774      1,003,013
                                                     -----------    -----------
         Total Current Liabilities ...............     1,759,710      2,317,099
                                                     -----------    -----------
Long Term Debt ...................................       869,933        908,521
                                                     -----------    -----------
Stockholders' Equity:
      Common stock ...............................       479,210        479,210
      Retained earnings ..........................     1,665,751      1,191,968
      Treasury stock, at cost ....................          (200)          (200)
                                                     -----------    -----------
                                                       2,144,761      1,670,978
                                                     -----------    -----------
                                                     $ 4,774,404    $ 4,896,598
                                                     ===========    ===========

                  See notes to unaudited financial statements.

                         UNITED WELLHEAD SERVICES, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                            SIX MONTHS ENDED JUNE 30


                                                        1998            1997
                                                      --------        --------
Revenues .......................................    $ 5,837,637     $ 5,023,861
Cost of goods sold .............................      3,361,548       2,850,218
                                                    -----------     -----------
Gross Profit ...................................      2,476,089       2,173,643
Selling, general and administrative expenses ...      1,735,541       1,154,660
                                                    -----------     -----------
Income from operations .........................        740,548       1,018,983
                                                    -----------     -----------
Other income, net ..............................          5,467          16,441
Interest expense ...............................        (54,632)        (20,438)
                                                    -----------     -----------
                                                        (49,165)         (3,997)
                                                    -----------     -----------
Income before income tax provision .............        691,383       1,014,986

Income tax provision ...........................       (217,600)       (319,283)
                                                    -----------     -----------
Net income .....................................    $   473,783     $   695,703
                                                    ===========     ===========

                  See notes to unaudited financial statements.

                         UNITED WELLHEAD SERVICES, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                            SIX MONTHS ENDED JUNE 30

                                                            1998         1997
                                                         ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income .......................................   $ 473,783    $ 695,703
    Adjustments to obtain net cash provided by
       (used in) operating activities:
       Depreciation and amortization .................     122,522       63,680
       Change in accounts receivable .................    (186,498)     253,501
       Change in inventory ...........................    (215,038)    (300,428)
       Change in prepaid expenses and other assets ...      14,874     (218,244)
       Change in accounts payable ....................    (186,881)    (418,903)
       Change in accrued liabilities .................    (170,239)     162,925
                                                         ---------    ---------

              Net cash provided (used) by operating
              activities: ............................    (147,477)     238,234
                                                         ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures .............................     (61,259)    (119,100)
                                                         ---------    ---------
              Net cash used in investing activities ..     (61,259)    (119,100)
                                                         ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Principal payments under debt ....................    (238,858)    (129,444)
    Dividends paid ...................................        --        (25,999)
                                                         ---------    ---------
              Net cash used in financing activities ..    (238,858)    (155,443)
                                                         ---------    ---------
NET DECREASE IN CASH .................................    (447,594)     (36,309)

CASH AT BEGINNING OF PERIOD...........................     711,528      369,490
                                                         ---------    ---------
CASH AT END OF PERIOD.................................   $ 263,934    $ 333,181
                                                         =========    =========

                  See notes to unaudited financial statements.

                         UNITED WELLHEAD SERVICES, INC.
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
                                  JUNE 30 1998

NOTE A      BASIS OF PRESENTATION

            The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. These financial statements include the accounts of United Wellhead Services ("UWS"). Operating results for the six months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the twelve months ended December 31, 1998. For further information, refer to the consolidated financial statements and footnotes thereto included in UWS' audited financial statements for the year ended December 31, 1997 included herein.

                   INDUSTRIAL HOLDINGS, INC. AND SUBSIDIARIES
                        PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (UNAUDITED)

      The following unaudited pro forma financial statements give effect to (i) the acquisitions of Manifold Valve Services, Inc. ("MVS"), WALKER BOLT Manufacturing, Inc. ("WALKER") Philform, Inc. ("Philform"), and Beaird Industries, Inc. ("Beaird") (collectively the "Prior Acquisitions") between March 1997 and July 1998 in transactions accounted for as purchases, (ii) the merger of wholly-owned subsidiaries of the Company with Whir Acquisition, Inc. ("Ameritech"), GHX, Incorporated ("GHX"), and Moores Pump and Supply, Inc. ("Moores") (the "1998 Mergers") in transactions accounted for as poolings-of-interest, and (iii) the merger on July 1, 1998 of a wholly-owned subsidiary of the Company with United Wellhead Services, Inc. ("UWS") in a transaction accounted for as a pooling-of-interest. The allocation of the purchase price of the Prior Acquisitions is based on preliminary information currently available and will be revised as necessary. The estimated purchase price adjustments are subject to completion of asset appraisals, the final determination of certain tax liabilities, differences between the estimated and actual costs of professional fees and adjustments to certain other accruals.

      The unaudited condensed consolidated balance sheet as of June 30, 1998 is based on the balance sheets of Industrial Holdings, Inc. (the "Company") included in its Report on Form 10-Q for the quarter ended June 30, 1998 and Beaird (not presented separately herein) and UWS included elsewhere in this Report on Form 8-K. The acquisitions of MVS, WALKER and Philform and the 1998 Mergers were completed prior to June 30, 1998 and their balance sheets as of June 30, 1998 are included in that of the Company.

      The unaudited pro forma condensed consolidated statements of operations are based on the income statements of the Company, the Prior Acquisitions, the 1998 Mergers (not presented separately herein), Beaird (not presented separately herein) and UWS appearing elsewhere in this Report on Form 8-K as if the acquisitions and mergers had occurred at the beginning of the period presented. Such unaudited pro forma condensed consolidated financial statements combine (i) the audited operating results for the Company for the year ended December 31, 1997 and the unaudited operating results for the six months ended June 30, 1998;
(ii) the unaudited operating results of MVS for the two-months ended February 28, 1997; (iii) the unaudited operating results of WALKER for the ten months ended October 31, 1997; (iv) the audited operating results of Ameritech for the year ended December 31, 1997; (v) the operating results of GHX for the twelve months ended December 31, 1997; (vi) the operating results of Moores for the twelve months ended December 31, 1997; (vii) the operating results of Beaird for the twelve months ended December 31, 1997 and the operating results for the six months ended June 30, 1998; and (viii) the audited operating results of UWS for the year ended December 31, 1997 and unaudited operating results for the six months ended June 30, 1998. The results of operations for the one month ended January 31, 1997 for Lone Star and the one month ended January 31, 1998 for Philform have not been presented based upon management's belief that such would not be significant to the pro forma statements of operations.

      The Company acquired WALKER effective November 1, 1997, MVS on March 1, 1997, Lone Star on February 1, 1997 and Philform on February 1, 1998 and the operating results subsequent to the date of acquisition are reflected in the Company's historical information for the periods presented. The 1998 Mergers were accounted for as poolings-of-interests and as such their operating results for the six months ended June 30, 1998 were included in the financial statements of the Company for that same period.

      The pro forma financial information does not purport to be indicative either of the results of operations that would have occurred had the purchases been made at the beginning of the periods presented or future results of operations of the combined companies. These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company included in its 1997 Annual Report on Form 10-K and Report on Form 10- Q for the quarter ended June 30, 1998, the financial statements of Lone Star filed with Form 8-K/A dated February 6, 1997, MVS filed with Form 8-K/A dated June 12, 1997, WALKER filed with Form 8-K dated December 1, 1997, Philform filed with Form 8-K/A dated March 31, 1998, Moores filed with Form 8-K/A dated September 11, 1998, Beaird filed with Form 8-K/A dated September 14, 1998 and UWS included elsewhere in this Form 8-K.

                   INDUSTRIAL HOLDINGS, INC. AND SUBSIDIARIES
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                  JUNE 30, 1998
                                 (000'S OMITTED)

                                               HISTORICAL
                                             (AS REPORTED)                            PRO FORMA
                              -----------------------------------------------------------------------------
                                                  RECLASSI-
                                                  FICATIONS  IHI                 ADJUSTMENTS
                                 IHI        UWS    NOTE 1  RESTATED     BEAIRD    (NOTE 2)        COMBINED
                              --------    ------  --------- --------  --------   -----------     ---------
        ASSETS
Current assets:
   Cash and equivalents ...   $  2,129   $    264          $  2,393   $      6   $(1,112) (a)     $  1,287
   Accounts receivable-
    trade..................     20,656      2,305            22,961     13,896    (7,000) (b)       29,857
   Inventories ............     21,855      1,415            23,270      9,511                      32,781
   Employee advances ......         59                           59                                     59
   Notes receivable,
    current................      4,507                        4,507                                  4,507
   Other current assets....      1,056        133             1,189         18                       1,207
                              --------    -------          --------    -------   --------         --------
     Total current assets .     50,262      4,117            54,379     23,431    (8,112)           69,698

Property and equipment, net     28,996        491            29,487     11,117     6,163  (c)       46,767
Notes receivable ..........      2,569                        2,569                                  2,569
Other assets ..............      4,670         45             4,715        414       300  (c)        5,429
Goodwill, net .............     16,428         18            16,446                                 16,446
                              --------    -------          --------    -------   --------         --------
      Total assets ........   $102,925   $  4,671          $107,596   $ 34,962   $(1,649)         $140,909
                              ========   ========          ========   ========   ========         ========

                   INDUSTRIAL HOLDINGS, INC. AND SUBSIDIARIES
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                  JUNE 30, 1998
                                 (000'S OMITTED)

                                                                          HISTORICAL
                                                                         (AS REPORTED)                             PRO FORMA
                                                    -----------------------------------------------------  -------------------------
                                                                       RECLASSI-
                                                                       FICATIONS        IHI                ADJUSTMENTS
                                                      IHI        UWS     NOTE 1       RESTATED    BEAIRD     (NOTE 2)       COMBINED
                                                    --------   -------    -----       --------   --------    --------       --------
      LIABILITIES
Current liabilities:
    Notes payable ...............................   $ 15,201   $   161                $ 15,362               $  1,000 (d)   $ 16,362
    Accounts payable-trade ......................     10,325       542                  10,867   $  2,869      (2,869)(b)     10,867
    Accrued expenses and other ..................      4,466       833                   5,299        635        (635)(b)      5,299
    Long-term debt, current .....................      3,071       224                   3,295                  3,845 (d)      7,140
                                                    --------   -------    -----       --------   --------    --------       --------
        Total current liabilities ...............     33,063     1,760                  34,823      3,504       1,341         39,668

Long-term debt ..................................     11,323       869                  12,192                 28,468 (d)     40,660
Deferred compensation payable ...................        229                               229                                   229
Deferred income taxes payable ...................      2,834      (103)                  2,731                                 2,731

Shareholders' equity
    Common stock ................................        109       479    $(466)(a)        122          1          (1)(e)        122

    Additional paid-in capital ..................     44,282                466 (a)     44,748     32,329     (32,329)(e)     44,748
    Retained earnings ...........................     11,085     1,666                  12,751       (872)        872 (e)     12,751
                                                    --------   -------    -----       --------   --------    --------       --------
        Total shareholders' equity ..............     55,476     2,145                  57,621     31,458     (31,458)        57,621
Total liabilities and
    shareholders' equity ........................   $102,925   $ 4,671                $107,596   $ 34,962    $ (1,649)      $140,909
                                                    ========   =======    =====       ========   ========    ========       ========

Note 1 - On July 1, 1998, Industrial Holdings, Inc. (the "Company") acquired all of the outstanding common stock, no par value of United Wellhead Services, Inc. ("UWS"), upon merger of a wholly owned subsidiary of the Company with and into UWS, with UWS being the surviving corporation (the "UWS Merger"). As a result, UWS became a wholly owned subsidiary of the Company. The Company issued 1,247,158 shares of its Common Stock in connection with the UWS Merger.

    (a) Amounts have been reclassified to additional paid in capital from common stock to reflect the 1,247,158 shares of Company common stock issued in connection with the UWS Merger.

Note 2 - The Company acquired all the capital stock of Beaird for $33.3 million (subject to certain post closing purchase price adjustments). The allocation of purchase price is based on preliminary information and is subject to change based on the final determination of post closing purchase price adjustments, differences between estimated and actual costs of professional fees, adjustments to certain other accruals and completion of asset appraisals.

    (a)  Record payment of transaction expenses.

    (b) Eliminate accounts receivable not acquired and liabilities not assumed as part of purchase agreement.

    (c) Adjust assets and liabilities to their fair market values at date of acquisition.

    (d)  Record issuance of (i) $12 million term note, (ii) $15 Bridge note,
         (iii) $5.3 million convertible debenture (conversion at $12.75 per share of common stock).

    (e)  Eliminate shareholders equity.

                               INDUSTRIAL HOLDINGS, INC.
          PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                            THE YEAR ENDED DECEMBER 31, 1997
                                    (000'S OMITTED)

                                                              HISTORICAL
                                                             (AS REPORTED)                                      PRO FORMA
                                         -----------------------------------------------------------   -------------------------
                                                       1998                     IHI        PRIOR       ADJUSTMENTS
                                            IHI       MERGERS      UWS       RESTATED   ACQUISITIONS    (NOTE 3)       COMBINED
                                         --------    --------    --------    ---------    --------       -------       ---------
Sales ................................   $ 83,564    $ 43,703    $ 11,237    $ 138,504    $ 87,025          (225)(a)   $ 211,541
                                                                                                         (13,763)(b)
Cost of sales ........................     63,277      32,177       6,437      101,891      69,666           279 (c)     162,796
                                                                                                            (225)(a)
                                                                                                          (8,815)(b)
                                         --------    --------    --------    ---------    --------       -------       ---------
Gross profit .........................     20,287      11,526       4,800       36,613      17,359        (5,227)         48,745
Selling, general and
  administrative .....................     14,493       9,373       3,114       26,980      10,932          (876) (d)     34,447
                                                                                                          (2,692) (b)
                                                                                                             103  (c)
                                         --------    --------    --------    ---------    --------       -------       ---------
Income from operations ...............      5,794       2,153       1,686        9,633       6,427        (1,762)         14,298
Equity in earnings of
  limited partnership ................                                                                     1,026 (b)       1,026

Other income (expense):
   Interest expense ..................     (1,745)       (643)        (65)      (2,453)       (475)       (3,080)(e)      (6,008)
   Interest income ...................        160                                  160          70            (6)            224
   Other income (expense) ............        368         149          19          536        (592)          595 (h)         539
                                         --------    --------    --------    ---------    --------       -------       ---------
    Total other income (exp) .........     (1,217)       (494)        (46)      (1,757)       (997)       (2,491)         (5,245)
                                         --------    --------    --------    ---------    --------       -------       ---------
Income before income taxes ...........      4,577       1,659       1,640        7,876       5,430        (3,227)         10,079
Income tax provision .................      1,868         640         570        3,078       1,814        (1,259)(f)       3,633
                                         --------    --------    --------    ---------    --------       -------       ---------
Net income ...........................   $  2,709    $  1,019    $  1,070    $   4,798    $  3,616       $(1,968)      $   6,446
                                         ========    ========    ========    =========    ========       =======       =========
Earnings per share - basic (g) .......   $    .44                            $     .49                                 $     .63
                                         ========                            =========                                 =========
Earnings per share-diluted (g) .......   $    .39                            $     .45                                 $     .57
                                         ========                            =========                                 =========

                             INDUSTRIAL HOLDINGS, INC.
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                          SIX MONTHS ENDED JUNE 30, 1998
                                 (000'S OMITTED)

                                                                       HISTORICAL
                                                                      (AS REPORTED)                                PRO FORMA
                                                     -------------------------------------------------    --------------------------
                                                                                  IHI                     ADJUSTMENTS
                                                       IHI           UWS        RESTATED       BEAIRD      (NOTE 2)        COMBINED
                                                     --------      -------      --------      --------      -----         ---------
Sales ..........................................     $ 75,862      $ 5,838      $ 81,700      $ 31,554                    $ 113,254
Cost of sales ..................................       56,674        3,362        60,036        26,499      $  65 (c)        86,600
                                                     --------      -------      --------      --------      -----         ---------
Gross profit ...................................       19,188        2,476        21,664         5,055        (65)           26,654

Selling, general and administrative ............       14,095        1,735        15,830         3,482       (130)(d)        19,182
                                                     --------      -------      --------      --------      -----         ---------
Income from operations .........................        5,093          741         5,834         1,573         65             7,472
Other income (expense):
   Interest expense ............................       (1,305)         (55)       (1,360)                  (1,524)(e)        (2,884)
   Interest income .............................          205                        205             3                          208
   Other income (expense) ......................          742            6           748        (1,358)     1,358 (h)           748
                                                     --------      -------      --------      --------      -----         ---------
    Total other income (expense) ...............         (358)         (49)         (407)       (1,355)      (166)           (1,928)
                                                     --------      -------      --------      --------      -----         ---------
Income before income taxes .....................        4,735          692         5,427           218       (101)            5,544

Income tax provision ...........................        1,745          218         1,963           133        (90)(f)         2,006
                                                     --------      -------      --------      --------      -----         ---------
Net income .....................................     $  2,990          474         3,464      $     85      $ (11)        $   3,538
                                                     ========      =======      ========      ========      =====         =========
Earnings per share - basic (g) .................     $    .28                   $    .29                                  $     .30
Earnings per share - diluted (g) ...............     $    .27                   $    .28                                  $     .28

Note 3 - The above statements give effect to the following pro forma adjustments necessary to reflect the acquisition of the Prior Acquisitions, the March 1998 Mergers and the Moores Merger:

    a.   Eliminate intercompany sales.

    b. Eliminate sales, cost of sales and selling, general and administrative expenses of Philform and to record 49% of the pro forma net income of the Partnership calculated as follows:


1997 income of Philform from operations ........................     $ 2,255
To eliminate 1997 directors' fees for Philform .................         300 (d)
Adjust depreciation expense ....................................        (413)(c)
Adjust interest expense for $574,000 term
  note assumed by the Partnership ..............................         (49)
                                                                     $ 2,093
                                                                         *49%
                                                                     -------
                                                                     $ 1,026
                                                                     =======

    c. For Prior Acquisitions, adjust depreciation and amortization expense for changes resulting from (i) the increase in acquired property, plant and equipment as a result of the allocation of the purchase price and depreciation of the fair market value of the acquired property, plant and equipment over their remaining useful lives of 3 to 30 years and
         (ii) amortization of goodwill over 20 years.

    d. For Prior Acquisitions and Moores merger, reduce cost of sales and selling, general and administrative expenses for contractual reduction as part of the acquisition in executive payrolls and elimination of directors fees.

    e. Adjust interest expense as a result of debt incurred in connection with the Prior Acquisitions.

    f. Adjust income taxes as a result of the changes in the pro forma pretax earnings of the Prior Acquisitions and to record an income tax provision for Ameritech and Walker, Sub S corporations.

    g. Change in earnings per share as a result of pro forma earnings of the Prior Acquisitions, the 1998 Mergers and the UWS Merger and increase in weighted average of common stock equivalents for the effect of 1,103,984 shares of Company common stock issued to the selling shareholders in connection with the Prior Acquisitions, for the 3,665,036 shares of common stock issued in connection with the 1998 Mergers and the UWS Merger and the convertible debenture issued in connection with the Beaird acquisition.

    h. Eliminate corporate allocation from former parent not to be incurred in future periods.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

                                    INDUSTRIAL HOLDINGS, INC.

                                    By: /S/CHRISTINE A. SMITH
                                           CHIEF FINANCIAL OFFICER

Date: September 14, 1998

                        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report on United Wellhead Services, Inc. dated February 12, 1998 included in this Form 8-K, into Industrial Holdings, Inc.'s previously filed S-3 registration statement No. 333-53285 and S-8 registration statement No. 333-62653.

KARLINS, FULLER, ARNOLD & KLODOSKY, P.C.

The Woodlands, Texas
September 11, 1998